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Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-3 $1.16BB NEW ISSUE CMBS

Lead-Mgr/Bk:     Banc of America Securities LLC
Co-Managers:     Bear Stearns/Goldman Sachs ($25mm A5 retention each)
Rating Agencies: S&P and Moodys


          Approx
           Size          Rating   Credit         Principal
Class     (Face)         (S/M)   Support     WAL      Win (mo)   Guidance
A-1       23.0mm        AAA/Aaa   14.250%   1.258       1-29   EDSF+20-22
A-2       34.0mm        AAA/Aaa   14.250%   3.642      29-57    S+26-27
A-3      125.0mm        AAA/Aaa   14.250%   5.558      57-81    S+30-31
A-4      110.0mm        AAA/Aaa   14.250%   7.234     81-104    S+35-36
A-5      414.3mm        AAA/Aaa   14.250%   9.723    104-118     S+36A
B         28.8mm         AA/Aa2   11.750%  10.022    119-124     A4+7A
C         11.5mm        AA-/Aa3   10.750%  11.192    124-136     B+3A
D         24.5mm          A/A2     8.625%  11.613    136-144     B+10A
E         11.5mm         A-/A3     7.625%  11.989    144-144     D+10A


Collateral:      94 Loans / 189 Properties

-Loan Seller:    Bank of America, N.A.

-Property Types: Off 31.8%, MH 19.7%, SS 16.5%, Multi 16.0%, Ret 12.8%,
                 Indus 2.0%, Hotel 1.2%

-Geographic:     TX:18.2%, NY:11.8%, MI:7.9%, FL: 7.7%, CA: 7.4%
                 (No.CA: 0.7, So. CA: 6.8), AZ: 5.6%, No Others >5%

-DSCR/LTV        1.62x / 67.2%

-Inves. Grade
Loans:           Three Loan for 22.8% of UPB

-Top 10 Loans:   43.3% of the pool, DSCR: 1.92x, LTV: 59.6%


                                    Shadow
-Top 3 Trust Assets           DSCR           LTV       Ratings        %UPB
U-Haul Portfolio              2.84x          37.5%     AAA/Aaa        9.5%
Calpine Center                2.28x          48.3%     AAA/A3         6.7%
17 State Street               2.23x          44.6%    BBB+/Baa2       6.6%


Expected Timing
Termsheets - 6/18
Reds - 6/21
Launch / Price - week of 6/28
Settlement - 7/14

Roadshow
-Monday, 6/21, NY
-Tuesday, 6/22, NY
-Wednesday, 6/23, Mid-West
-Thursday, 6/24, Boston/Hartford


This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from David Gertner / Stephen Hogue at Banc of America Securities LLC, 214 North Tryon Street, Charlotte NC 28255. Such securities may not be suitable for all investors.